EXHIBIT 99.3

Selected Unaudited Pro Forma Condensed Financial Information

The following tables show selected unaudited pro forma condensed combined financial information about the financial condition and results of operations of QCR Holdings, Inc. (QCRH), including per share data, after giving effect to the merger with Community State Bank (CSB) and other pro forma adjustments. The selected unaudited pro forma condensed combined financial information assumes that the merger is accounted for under the acquisition method of accounting for business combinations in accordance with GAAP, and that the assets and liabilities of CSB will be recorded by QCRH at their respective fair values as of the date the merger is completed. The unaudited pro forma condensed combined balance sheet gives effect to the transaction as if the transaction had occurred on June 30, 2016. The unaudited pro forma condensed combined income statements for the six months ended June 30, 2016, and the year ended December 31, 2015, give effect to the transaction as if the transaction had become effective at January 1, 2015.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The unaudited pro forma condensed combined financial information also does not consider any expense efficiencies, increased revenue or other potential financial benefits of the merger. The fair values are estimates as of the date hereof and actual amounts are still in the process of being finalized.  Fair values are subject to refinement for up to one year after the closing date as additional information regarding the closing date fair values becomes available.

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2016

(in thousands, except per share data)

	QCR		Community	Pro Forma		Pro Forma
Assets	Holdings, Inc.		State Bank	Adjustments		Combined
Cash and due from banks	$49,581		$11,096	$(47,400)	(2)(3)(4)	$13,277
Federal funds sold	20,825		-	-		20,825
Interest-bearing deposits at financial institutions	47,607		2,176	-		49,783

Securities held to maturity, at amortized cost	280,345		-	-		280,345
Securities available for sale, at fair value	230,614		106,862	-		337,476
Total securities	510,959		106,862	-		617,821

Loans receivable, held for sale	1,558		-	-		1,558
Loans/leases receivable, held for investment	1,921,215		433,407	(12,350)	(5)	2,342,272
Gross loans/leases receivable	1,922,773		433,407	(12,350)		2,343,830
Less allowance for estimated losses on loans/leases	(28,097)		(8,017)	8,017	(6)	(28,097)
Net loans/leases receivable	1,894,676		425,390	(4,333)		2,315,733

Bank-owned life insurance	56,360		-	-		56,360
Premises and equipment, net	38,751		12,209	8,334	(7)	59,294
Restricted investment securities	16,693		-	-		16,693
Other real estate owned, net	6,179		844	-		7,023
Goodwill	3,223		4,666	6,307	(13)(14)	14,196
Core deposit intangible	1,372		-	6,353	(8)	7,725
Other assets	37,208		7,129	2,209	(4)(9)	46,546
Total Assets	$2,683,434		$570,372	$(28,530)		$3,225,276

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$615,764		$116,988	$-		$732,752
Interest-bearing	1,357,830		364,414	257	(10)	1,722,501
Total Deposits	1,973,594		481,402	257		2,455,253

Short-term borrowings	51,562		-	-		51,562
Federal Home Loan Bank advances	196,900		20,000	369	(11)	217,269
Other borrowings	100,000		-	35,000	(2)	135,000
Junior subordinated debentures	33,412		-	-		33,412
Other liabilities	52,849		2,455	4,059	(12)	59,363
Total Liabilities	2,408,317		503,857	39,685		2,951,859

Commitments and Contingencies

Stockholders' Equity
Common stock	13,057		600	(600)	(3)	13,057
Additional paid-in capital	155,454		37,903	(37,903)	(3)	155,454
Retained earnings	105,024		26,246	(27,946)	(3)(4)	103,324
Accumulated other comprehensive loss:
Securities available for sale	2,730		1,766	(1,766)	(3)	2,730
Interest rate cap derivatives	(1,148)		-	-		(1,148)
Total Stockholders' Equity	275,117	(1)	66,515	(68,215)		273,417
Total Liabilities and Stockholders' Equity	$2,683,434		$570,372	$(28,530)		$3,225,276

Common shares outstanding	13,057	(1)				13,057
Book value per common share	$21.07					$20.94

Unaudited Pro Forma Condensed Combined Statement of Income for the

Six Months Ended June 30, 2016

(in thousands, except per share data)

	QCR	Community	Pro Forma		Pro Forma
	Holdings, Inc.	State Bank	Adjustments		Combined

Total interest income	$47,415	$11,176	$1,913	(15)(18)	$60,504
Total interest expense	5,809	1,215	339	(16)(17)(21)	7,363
Net interest income	41,606	9,961	1,574		53,141
Provision for loan losses	3,271	-	-		3,271
Net interest income after provision for loan losses	38,335	9,961	1,574		49,870
Non-interest income	13,585	2,744	-		16,329
Non-interest expense	34,698	8,761	472	(19)(20)	43,931
Income before income taxes	17,222	3,944	1,102		22,268
Income taxes	4,172	1,196	386	(22)	5,754
Net income	$13,050	$2,748	$716		$16,514

Earnings per share:
Basic	$1.08				$1.32
Diluted	$1.07				$1.30
Average shares for earnings per share:
Basic	12,064,349		478,033		12,542,382
Diluted	12,235,212		478,033		12,713,245

Unaudited Pro Forma Condensed Combined Statement of Income for the

Year Ended December 31, 2015

(in thousands, except per share data)

	QCR	Community	Pro Forma		Pro Forma
	Holdings, Inc.	State Bank	Adjustments		Combined

Total interest income	$90,003	$21,805	$3,825	(15)(18)	$115,633
Total interest expense	13,706	2,763	677	(16)(17)(21)	17,146
Net interest income	76,297	19,042	3,148		98,487
Provision for loan losses	6,871	-	-		6,871
Net interest income after provision for loan losses	69,426	19,042	-		91,616
Non-interest income	24,530	6,688	-		31,218
Non-interest expense	73,359	17,999	944	(19)(20)	92,302
Income before income taxes	20,597	7,731	2,204		30,532
Income taxes	3,669	2,252	771	(22)	6,692
Net income	$16,928	$5,479	$1,433		$23,840

Earnings per share:
Basic	$1.64				$2.06
Diluted	$1.61				$2.03
Average shares for earnings per share:
Basic	10,345,286		1,215,000		11,560,286
Diluted	10,499,841		1,215,000		11,714,841

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Income

Note 1—Basis of Presentation

QCRH acquired 100% of the common stock of CSB on August 31, 2016 for $80 million in cash. The acquisition is accounted for under the acquisition method of accounting and, accordingly, the assets and liabilities of CSB presented in these pro forma condensed combined financial statements have been adjusted to their estimated fair values based upon conditions as of the acquisition date and as if the transaction had been effective on January 1, 2015 for statement of income data. Since these are pro forma statements, we cannot assure that the amounts reflected in these financial statements would have been representative of the actual amounts earned had the companies been combined at that time. The fair values are preliminary as of the date hereof and actual amounts are still in the process of being finalized. Fair values are subject to refinement for up to one year after the closing date as additional information regarding the closing date fair values becomes available.

Note 2—Pro Forma Adjustments Footnotes

(1)	Total stockholders’ equity and common shares outstanding at June 30, 2016 including the issuance of 1,215,000 shares of QCRH common stock at a price of $24.75, net of issuance costs of $242 thousand. This common equity transaction associated with the acquisition of CSB was completed in May 2016.

(2)	To record the debt financing for the transaction consisting of a $30.0 million five-year term facility and a $5.0 million draw on the Company’s revolving line of credit.

(3)	To record the payment of the total purchase price of $80.0 million and the elimination of CSB’s historical equity accounts of $66.5 million.

(4)	To record estimated transaction costs to be incurred totaling $2.4 million, or $1.7 million (after-tax).

(5)	To adjust loans of CSB to approximate fair value. The loan fair value adjustment includes a $8.9 million discount to adjust for credit deterioration of the acquired portfolio and a $4.3 million discount for the impact of changes in market interest rates. In addition, $835 thousand of deferred non-accrual interest was reversed.

(6)	To eliminate CSB's allowance for loan losses of $8.0 million.

(7)	To record the fair value adjustment to increase premises by $8.3 million. This amount will be depreciated using a straight-line method over 39 years.

(8)	To record a core deposit intangible asset of $6.3 million. Amount to be amortized over a 10-year useful life using an accelerated method.

(9)	To record the fair value adjustment to increase the value of CSB Insurance other intangibles by $1.5 million.

(10)	To record the fair value adjustment to increase time deposits by $257 thousand. Amount to be accreted over five years, consistent with the maturity dates of the underlying time deposits.

(11)	To record the fair value adjustment to increase FHLB advances by $369 thousand. Amount to be accreted over 14 months using a straight-line method.

(12)	To record the fair value adjustment to increase deferred tax liabilities by $4.1 million.

(13)	To record goodwill of $11.0 million resulting from the difference between the purchase price and identifiable adjustments to net assets as follows:

(dollars in thousands)

Total purchase price		$80,000
Historical book value of CSB's assets and liabilities		66,515
Total net equity adjustments required		$13,485

Adjustments to record assets and liabilities at fair value:
Elimination of CSB's allowance for loan losses	$8,017
Loans, fair value adjustment	(13,185)
Premises and equipment, fair value adjustment	8,334
Core deposit intangible asset	6,353
CSB Insurance subsidiary, fair value adjustment	1,509
Elimination of CSB's deferred non-accrual interest	835
Deposits, fair value rate adjustment	(257)
Borrowings, fair value rate adjustment	(369)
Reversal of deferred tax liability on historical Securities Mark-to-Market	1,051
Record newly created deferred tax liability on fair value adjustments	(5,110)
Reversal of CSB's existing goodwill	(4,666)
Net adjustments to fair value of assets and liabilities		2,512
Resulting goodwill		$10,973

(14)	To eliminate CSB's existing goodwill of $4.7 million.

(15)	To record accretion on the credit adjustment and interest rate adjustment on the loan portfolio.

(16)	To record accretion on interest rate adjustment on time deposits.

(17)	To record accretion on interest rate adjustment on FHLB advances.

(18)	To record amortization of securities premium for interest rate adjustment.

(19)	To record amortization of core deposit intangible.

(20)	To record increased depreciation expense on fair market value increase in premises and equipment.

(21)	To record interest expense on term facility and line of credit.

(22)	To record tax effect at an effective rate of 35%.